As filed with the Securities and Exchange Commission on April 26, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OWLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-1615012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
(844) 334-5330
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Kurt Workman
President and Chief Executive Officer
Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
(844) 334-5330
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Drew Capurro
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
(714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated April 26, 2023.
PROSPECTUS
OWLET, INC.
Up to 171,428,550 Shares of
Class A Common Stock

This prospectus relates to the resale of up to 171,428,550 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of which 61,224,484 shares are issuable upon the conversion of outstanding shares of Series A Preferred Stock and 110,204,066 shares are issuable upon exercise of outstanding warrants by the securityholders named in this prospectus (the “Registered Holders”). We will not receive any proceeds from the sale of Common Stock by the Registered Holders.
We are registering the shares of Common Stock for resale pursuant to registration rights granted to the Registered Holders under certain agreements between us and the Registered Holders. Our registration of the securities covered by this prospectus does not mean that the Registered Holders will offer or sell any of the shares of Common Stock covered by this prospectus. The Registered Holders may offer and sell the securities described in this prospectus and any related prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The Registered Holders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this prospectus and to indemnify the Registered Holders against certain liabilities. To our knowledge, as of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “OWLT.” On April 25, 2023, the last reported sale price of our Common Stock on NYSE was $0.3622 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                        .

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Registered Holders may, from time to time, sell up to 171,428,550 shares of Common Stock from time to time in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the Registered Holders, the Registered Holders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Common Stock, you should refer to the registration statement, including the exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we, nor the Registered Holders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Registered Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Holders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date of such prospectus or applicable prospectus supplement, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Owlet,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Owlet, Inc. and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks and our logo, in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.owletcare.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 6, 2023.
•Our Current Report on Form 8-K filed with the SEC on February 21, 2023 (only as it relates to Items 1.01, 3.02, 3.03, 5.02, and 5.03), March 31, 2023, and April 10, 2023 (only as it relates to Item 3.01).
•The description of our Common Stock contained in the registration statement on Form 8-A, filed with the SEC on September 14, 2020, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the initial filing date of the registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
(844) 334-5330
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Our Company's mission is to empower parents with the right information at the right time, to give the best care possible to their baby at home. Our digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. We believe that every parent deserves peace of mind and the opportunity to feel well-rested. We also believe that every child deserves to live a long, happy, and healthy life, and are working to develop products to help further those beliefs. Our ecosystem of digital parenting solutions is helping to transform modern parenting by providing parents data-driven insights into their children’s well-being in the comfort of their own home. We are also developing in-home pediatric monitoring and analytics technologies, which we believe have the potential to provide parents with additional information about their children and are also designed to notify parents and caregivers of certain biometric findings with the goal of improving the safety and health of children at home. Long-term we believe that in-home data collection and monitoring can help us unlock solutions to reducing risk of infant death due to Sudden Unexplained Infant Death (SUID) and Sudden Infant Death Syndrome (SIDS) and opportunistically detecting infant ailments such as respiratory syncytial virus (RSV) and supraventricular tachycardia (SVT).
We filed our certificate of incorporation with the Secretary of State of Delaware on June 23, 2020 under the name Sandbridge Acquisition Corporation. Upon the closing of the business combination pursuant to that Business Combination Agreement dated February 15, 2021, by and among the Company (f/k/a Sandbridge Acquisition Corporation), Project Olympus Merger Sub, Inc., and Owlet Baby Care Inc., we changed our name to Owlet, Inc.
Our principal executive offices are located at 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043 and our telephone number is (844) 334-5330.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of Common Stock being offered by any of the Registered Holders. To the extent warrants are exercised for cash, we will receive the exercise price thereof.
The Registered Holders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the Common Stock, if any, and any related legal expenses incurred by them, except with respect to reimbursement of fees and expenses of legal counsel of certain Registered Holders in connection with certain registered offerings as provided by the Amended and Restated Registration Rights Agreement, dated July 15, 2021, by and among the Company and certain stockholders of the Company. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, costs of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of our counsel and all independent certified public accountants and other persons retained by us.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes some of the terms of our second amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (“bylaws”) and the General Corporation Law of the State of Delaware (“DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we have two classes of securities registered under Section 12 of the Exchange Act: Common Stock, and redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50, initially issued in the initial public offering of Sandbridge Acquisition Corporation or in a concurrent private placement. We have 30,000 shares of preferred stock issued and outstanding, all of which are designated as Series A Convertible Preferred Stock. Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Rights
Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented.
Dividend Rights
Declaration and payment of any dividend is subject to the discretion of our Board. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board may regard as relevant.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of Common Stock upon such dissolution, liquidation or winding up, pro rata on a per share basis.
Other Matters
Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the Common Stock. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of our preferred stock that the Board of the Company may authorize and issue in the future.

Preferred Stock
Under the terms of our certificate of incorporation, the Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.
The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our Common Stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock and certain other issuances specified in the rules of the NYSE. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us.
Anti-takeover Effects of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
As indicated below, our certificate of incorporation provides that the Board is divided into three classes of directors, with each class of directors being elected by our stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the Board, (ii) the chairperson of the Board, (iii) the Chief Executive Officer or (iv) the President. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Our certificate of incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of all the then outstanding shares of Common Stock entitled to vote thereon as a class:
•the provisions regarding Owlet’s preferred stock;
•the provisions regarding the size, classification, appointment, removal and authority of the Board;
•the provisions prohibiting stockholder actions without a meeting;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding the selection of certain forums for certain specified legal proceedings between Owlet and its stockholders; and
•the provisions regarding the limited liability of directors of Owlet.
Our bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of 66 and 2/3% of the outstanding voting stock of Owlet entitled to vote generally in an election of directors, voting together as a single class.
Business Combinations
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
1.the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2.the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3.the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Since we have not opted out of Section 203 of the DGCL, it applies to Owlet. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Owlet for a three-year period. This provision may encourage companies interested in acquiring Owlet to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Election of Directors and Vacancies
The number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board is divided into three classes, designated Class I, II and III, each class of directors will be elected by our stockholders every three years. The Amended and Restated Stockholders Agreement, dated as of February 17, 2023 (the “Stockholders Agreement”), by and among the Company, Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I (together, “Eclipse”) also provides that, (a) until such time as Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors, Eclipse shall be entitled to nominate two individuals (the “Eclipse Directors” and each, an “Eclipse Director”) and (b) from such time that Eclipse beneficially owns less than 20.0% of the total voting power entitled to elect directors and until Eclipse beneficially owns less than 10.0% of the total voting power entitled to elect directors, Eclipse will be entitled to nominate one Eclipse Director and, we will include the nominee selected by Eclipse as a director nominee in our proxy statement for our annual meeting each time directors from the class to which such nominee is assigned are up for election.
Under the bylaws, at all meetings of stockholders that call for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
Except as the DGCL or the Stockholders Agreement may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the Stockholders Agreement and the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock then entitled to vote at an election of directors. Subject to the terms and conditions of the Stockholders Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and to any bylaws adopted and in effect from time to time; provided, however, that no bylaws so adopted will invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.
Exclusive Jurisdiction of Certain Actions
Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought on our behalf, actions against any director, officer or stockholder of Owlet for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts in the State of Delaware and service of process on such stockholder’s counsel. Although we believe this provision benefits Owlet by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act and, if brought in a court other than the federal district courts of the United States of America, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the federal district courts of the United States of America and service of process on such stockholder’s counsel. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.
The foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Owlet. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Trading Symbol and Market
Our Common Stock is listed on NYSE under the symbol “OWLT.”

REGISTERED HOLDERS
This prospectus relates to the possible resale by certain of the Registered Holders from time to time of up to an aggregate of 171,428,550 shares of Common Stock, which consists of 61,224,484 shares are issuable upon the conversion of shares of Series A Preferred Stock to Common Stock and 110,204,066 shares of Common Stock issuable upon the exercise of warrants sold in the private placement described below. The term “Registered Holders” includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock received after the date of this prospectus from a Registered Holder as a gift, pledge, partnership distribution or other transfer.
On February 17, 2023, we entered into Investment Agreements (the “Investment Agreement”) with the Registered Holders, pursuant to which we issued and sold to the Registered Holders (i) an aggregate of 30,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share, and (ii) warrants to purchase an aggregate of 110,204,066 shares of Common Stock, par value $0.0001 per share, for an aggregate purchase price of $30.0 million. On July 15, 2021, we entered into the Amended and Restated Registration Rights Agreement with certain of the Registered Holders, which governs certain registration rights of certain Registered Holders.
The following table and footnote disclosure following the table sets forth information concerning the shares of Common Stock that may be offered from time to time by each Registered Holder, the nature of any position, office or other material relationship, if any, that each Registered Holder has had within the past three years with us or with any of our predecessors or affiliates and the number of shares of our Common Stock beneficially owned by each Registered Holder before this offering. The number of shares beneficially owned by each Registered Holder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Registered Holder has sole or shared voting power or investment power. Percentage ownership is based on 117,465,938 shares of Common Stock outstanding as of April 3, 2023. In computing the number of shares beneficially owned by a Registered Holder and their percentage ownership, shares of Common Stock subject to options, warrants or other rights held by such Registered Holder that are currently exercisable or will become exercisable within 60 days of April 3, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Registered Holder. For purposes of this table, we have assumed that the Registered Holders will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of Common Stock issuable upon exercise of the warrants). Each of the Registered Holders listed has sole voting and investment power with respect to the shares beneficially owned by the Registered Holder unless noted otherwise.
The information in the following table has been provided to us by or on behalf of the Registered Holders and the Registered Holders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A Registered Holder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering
Registered Holder	Number	Percentage	Number	Number	Percentage
Eclipse Early Growth Fund I, L.P. (1)	143,920,901	49.8%	115,428,569	28,492,332	24.3%
Trilogy Equity Partners, LLC (2)	24,531,139	8.5%	15,525,711	9,005,428	7.7%
Kurt Workman (3)	7,495,427	2.6%	2,857,142	4,638,285	4.0%
John Frankel (4)	5,018,129	1.7%	1,142,856	3,875,273	3.3%
John Stanton and Theresa Gillespie, TIC (5)	7,102,326	2.5%	4,188,570	2,913,756	2.5%
Litespeed Master Fund, LTD. (6)	7,332,859	2.5%	5,714,284	1,618,575	1.4%
Walleye Opportunities Master Fund Ltd (7)	12,899,794	4.5%	12,857,140	42,654	*
The Melton 2020 Irrevocable Trust (8)	8,571,427	3.0%	8,571,427	—	—
John Kim (9)	2,889,262	1.0%	2,857,142	32,120	*
Cedar Holdings MGMT LLC (10)	1,828,571	*	1,428,571	400,000	*
Peter Thomsen Trust #2 (11)	328,762	*	142,856	185,906	*
Samuel Thomsen Trust #2 (12)	328,762	*	142,856	185,906	*
Oliver Frankel (13)	571,426	*	571,426	—	—
__________________
*Less than one percent.
(1)Based on information included in the Schedule 13D/A filed with the SEC on February 27, 2023 by Eclipse Continuity GP I, LLC, Eclipse Continuity Fund I, L.P., Eclipse Ventures GP I, LLC, Eclipse Ventures Fund I, L.P., Eclipse Early Growth GP I, LLC, Eclipse Early Growth Fund I, L.P., (together, the “Eclipse Entities”) and Lior Susan, our Chairman of the Board. Includes (i) 41,224,489 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock and (ii) 74,204,080 shares of Common  Stock that would be issued upon the exercise of the warrant purchased by Eclipse Early Growth Fund I, L.P. pursuant to the Investment Agreement. Pursuant to the transaction documents executed in connection with the Investment Agreement, the Eclipse entities may not convert its Series A Convertible Preferred  stock or exercise its warrant, as applicable, to the extent such action would result in beneficial ownership in excess of 29.99% of our outstanding Common Stock, until our stockholders approve such ownership in excess of 29.99% at a stockholder meeting. The principal place of business for the foregoing entities is 514 High Street, Suite 4, Palo Alto, California 94301.
(2)Based on information included in the Schedule 13D/A filed with the SEC on February 23, 2023 by Trilogy Equity Partners, LLC. The principal business address for the foregoing entity is 155 108th Avenue N.E., Suite 400, Bellevue, Washington 98004. Amy McCullough, a member of our Board, is the President and a Manager of Trilogy Equity Partners, LLC. Ms. McCullough disclaims beneficial ownership of the shares held by Trilogy Equity Partners, LLC, except to the extent of her pecuniary interest therein, if any.
(3)Based on information included in the Schedule 13D filed with the SEC on February 27, 2023 by Kurt Workman, our President and Chief Executive Officer and a member of our Board. Includes 22,012 shares of Common Stock issuable upon exercise of options outstanding as of or within 60 days of April 3, 2023. The business address for Kurt Workman is 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043.
(4)Includes (i) 408,163 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock, (ii) 734,693 shares of Common Stock that would be issued upon the exercise of the warrant purchased by Mr. Frankel pursuant to the Investment Agreement, (iii) 204,172 shares of Common Stock held by Mr. Frankel through his Pension account, (iv) 100,000 shares of Common Stock that would be issued upon the exercise of the warrant purchased by Mr. Frankel through his Pension account, (v) 2,935,481 shares of Common Stock held by ff Rose Venture Capital Fund, L.P., whose general partner Mr. Frankel is the sole Manager (vi) 485,620 shares of Common Stock held by ff Burgundy Venture Capital Fund, L.P., whose general partner Mr. Frankel is the sole Manager (vii) 85,000 shares of Common Stock held by Julia Frankel, Mr. Frankel’s spouse, in a Roth IRA, and (viii) 65,000 shares of Common Stock that would be issued upon the exercise of a warrant previously purchased by Julia Frankel in a Roth IRA.
(5)Based on information included in the Schedule 13G filed with the SEC on February 27, 2023 by John Stanton and Theresa Gillespie. The principal business address for John Stanton and Theresa Gillespie is P.O. Box 465, Medina, Washington 98039.
(6)Includes (i) 2,040,816 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock,(ii) 3,673,468 shares of Common Stock that would be issued upon the exercise of the warrant purchased by Litespeed Master Fund, LTD. pursuant to the Investment Agreement, (iii) 1,618,496 shares of Common Stock held by Litespeed Master Fund, LTD., and (iv) 79 shares of Common Stock that would be issued upon the exercise of a warrant previously purchased by Litespeed Master Fund, LTD.
(7)Includes (i) 4,591,836 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock, (ii) 8,265,304 shares of Common Stock that would be issued upon the exercise of the warrant purchased by Walleye Opportunities Master Fund Ltd pursuant to the Investment Agreement, and (iii) 42,654 shares of Common Stock that would be issued upon the exercise of the warrant previously purchased by Walleye Opportunities Master Fund Ltd. Pursuant to the transaction documents executed in connection with the Investment Agreement, Walleye Opportunities Master Fund Ltd. may not convert its Series A Convertible Preferred Stock or exercise its warrant, as applicable, to the extent such action would result in beneficial ownership in excess of 4.99% of the Company’s outstanding Common Stock at any time.
(8)Includes (i) 3,061,224 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock and (ii) 5,510,203 shares of Common Stock that would be issued upon the exercise of the warrant purchased by The Melton 2020 Irrevocable Trust pursuant to the Investment Agreement.
(9)Includes (i) 1,020,408 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock and (ii) 1,836,734 shares of Common Stock that would be issued upon the exercise of the warrant purchased by John Kim, a member of our Board, pursuant to the Investment Agreement.
(10)Includes (i) 510,204 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock, (ii) 918,367 shares of Common Stock that would be issued upon the exercise of the warrant purchased by Cedar Holdings MGMT LLC pursuant to the Investment Agreement, and (iii) 400,000 shares of Common Stock held by Cedar Holdings MGMT LLC.
(11)Based on information included in the Schedule 13G filed with the SEC on February 27, 2023 by John Stanton, the sole trustee. The principal business address for John Stanton is P.O. Box 465, Medina, Washington 98039.
(12)Based on information included in the Schedule 13G filed with the SEC on February 27, 2023 by John Stanton, the sole trustee. The principal business address for John Stanton is P.O. Box 465, Medina, Washington 98039.
(13)Includes (i) 204,081 shares of Common Stock that would be issued upon the conversion of Series A Convertible Preferred Stock and (ii) 367,345 shares of Common Stock that would be issued upon the exercise of the warrant purchased by Mr. Frankel pursuant to the Investment Agreement.

PLAN OF DISTRIBUTION
The Registered Holders may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The Registered Holders will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and similar charges attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of Common Stock covered hereby. To the extent warrants are exercised for cash, we will receive the exercise price thereof. The Registered Holders may sell some or all of the shares of Common Stock covered by this prospectus from time to time or may decide not to sell any of the shares of Common Stock covered by this prospectus. The Registered Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Registered Holders may dispose of their shares by one or more of, or a combination of, the following methods:
•distributions to members, partners, stockholders or other equityholders of the Registered Holders;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the NYSE;
•through trading plans entered into by a Registered Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A Registered Holder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Registered Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Registered Holders. The Registered Holders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Registered Holders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Registered Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Registered Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Registered Holder or borrowed from any Registered Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Registered Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Registered Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Registered Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Registered Holders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Registered Holders and any broker-dealers who execute sales for the Registered Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Registered Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers.
We have advised the Registered Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Registered Holders and their affiliates. In addition, we will make copies of this prospectus available to the Registered Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Registered Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of the Common Stock being offered by this prospectus has been passed upon for us by Potter Anderson & Corroon LLP. Certain other legal matters will be passed upon for us by Latham & Watkins LLP.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$6,646
Legal fees and expenses	50,000
Accounting fees and expenses	$50,000
Miscellaneous	$3,354
Total	$110,000
Item 15. Indemnification of Directors and Officers
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in
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settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters may agree to indemnify, under certain conditions, us, Registered Holders, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.
Item 16. Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Owlet, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022).
3.2	Amended and Restated Bylaws of Owlet, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022).
3.3
Certificate of Designation of Series A Convertible Preferred Stock of Owlet, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2023).

4.1	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2023).
5.1	Opinion of Potter Anderson & Corroon LLP.
10.1
Investment Agreement, dated February 17, 2023, by and among Owlet, Inc. and the investors listed on Schedule I thereto (Institutional Accounts) (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2023).

10.2
Investment Agreement, dated February 17, 2023, by and among Owlet, Inc. and the investors listed on Schedule I thereto (Excluded Investors) (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2023).

10.3
Amended and Restated Stockholders Agreement, dated February 17, 2023, by and among Owlet, Inc., Eclipse Ventures Fund, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I, L.P. (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2023).

10.4
Amended and Restated Registration Rights Agreement, dated July 15, 2021, by and among Owlet, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2021).

23.1	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table
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Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah, on April 26, 2023.

OWLET, INC.

By:	/s/ Kurt Workman
Kurt Workman
Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Kurt Workman and Kathryn R. Scolnick, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kurt Workman	Chief Executive Officer and Director	April 26, 2023
Kurt Workman	(principal executive officer)

/s/ Kathryn R. Scolnick	Chief Financial Officer	April 26, 2023
Kathryn R. Scolnick	(principal financial officer and principal accounting officer)

/s/ Lior Susan	Chairman of the Board of Directors	April 26, 2023
Lior Susan

/s/ Zane Burke	Director	April 26, 2023
Zane Burke

/s/ Laura J. Durr	Director	April 26, 2023
Laura Durr

/s/ John Kim	Director	April 26, 2023
John Kim

/s/ Jayson Knafel	Director	April 26, 2023
Jayson Knafel

/s/ Amy McCullough	Director	April 26, 2023
Amy McCullough
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